Exhibit 10.4

AMENDMENT TO DEVELOPMENT, MANUFACTURING
AND COMMERCIALIZATION AGREEMENT

This is an Amendment to the Development, Manufacturing and Commercialization Agreement (the “Agreement”) dated April 27, 2015, between Perrigo UK Finco Limited Partnership, a United Kingdom limited partnership (“Perrigo UK”), and Sol-Gel Technologies Ltd., a limited liability company incorporated in Israel (“Sol-Gel”). Perrigo UK and Sol-Gel may hereafter be referred to collectively as the “Parties” and individually as a “Party.” The Effective Date of this Amendment is October 26, 2015 (the “Effective Date”).

BACKGROUND

A.           Perrigo UK and Sol-Gel entered into the Agreement on April 27, 2015.

B.           The parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.

Accordingly, the parties agree as follows:

1.	Amend Section 3.2b to now read as follows:

b. Sol-Gel shall be responsible for 100% of the out-of-pocket clinical study costs (including materials); provided that in the event that the results of the clinical study are insufficient for obtaining FDA approval for the commercialization of the Product, Perrigo shall participate in Sol-Gel's losses by reimbursing Sol-Gel, upon cessation of the clinical study, an amount equal to 40% of the out-of-pocket clinical study costs paid by Sol-Gel pursuant to this Section 3.2(b).

2.	Amend Section 3.2c to now read as follows:

Perrigo shall be responsible for 100% of all expenses related Litigation, until such time as the Litigation costs incurred by Perrigo equals [***]% of the amount that Sol-Gel has paid pursuant to Section 3.2b, and, thereafter, each of Perrigo and Sol-Gel shall be responsible for [***]% all expenses related to Litigation (subject to Section 7.4 below).

3.	Add Section 3.2e to now read as follows:

In the event that, as of the cessation of Litigation proceedings, the Litigation related expenses incurred by Perrigo are less than [***]% of the amount that Sol-Gel has paid pursuant to Section 3.2b, Perrigo will pay to Sol-Gel [***]% of the positive difference between such amount and the amount of Litigation expenses actually incurred by Perrigo.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.	No Other Modification; Conflict. On and after the date of this Amendment each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect in accordance with its terms, and except as expressly set forth in this Amendment no other amendment or modification to the Agreement is agreed to or implied. If there is any conflict between the provisions of this Amendment at the provisions of the Agreement, the provisions of this Amendment will control.

4.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice or conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

5.	Counterparts. This Amendment may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

The parties have executed this Amendment as of the Effective Date.

PERRIGO UK FINCO		SOL-GEL TECHNOLOGIES LTD.
LIMITED PARTNERSHIP

By:	Perrigo International Holdings II, Inc.
General Partner

Signature:	/s/ Douglas Boothe	Signature:	/s/ Alon Seri-Levy

Name:	Douglas Boothe	Name:	Alon Seri-Levy

Title:	Executive Vice President and General Manager, Rx Pharmaceuticals for Perrigo	Title:	Chief Financial Officer

Date:	10/26/2015	Date:	10/26/2015

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.